Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-11
*CUSIP:   21988G411    Class   A-1
          21988GBV7    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 5, 2006.

INTEREST ACCOUNT
----------------

Balance as of    April 15, 2006.....                                     $0.00
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00
        Interest portion of May 5, 2006 Call Price
        received May 4, 2006 upon exercise of Call Warrants
        by 100% of the holders thereof.....                      $8,124,174.67

LESS:
        Distribution to Class A-1 Holders on May 5, 2006.....     -$285,824.00
        Distribution to Class A-2 Holders on May 5, 2006.....   -$7,838,350.67
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of    May 5, 2006.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    April 15, 2006.....                                     $0.00
        Scheduled Principal received on securities.....                  $0.00
        Principal portion of May 5, 2006 Call Price
        received May 4, 2006 upon exercise of Call Warrants
        by 100% of the holders thereof.....                     $66,816,000.00

LESS:
        Distribution of principal to Class A-1 Holders
        on May 5, 2006.....                                    -$66,816,000.00
        Distribution of $66,816,000 principal amount of
        underlying securities to Call Warrants Holder on
        May 4, 2006.....                                                -$0.00
Balance as of    May 5, 2006.....                                        $0.00


                  UNDERLYING SECURITIES HELD AS OF      May 5, 2006

          Principal
            Amount                Title of Security
          ----------              -----------------
             $0.00 Royal & Sun Alliance Insurance Group plc 8.95% Subordinated Guaranteed Bonds due October 15, 2029
                         *CUSIP:     78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.